[Letterhead of Wilkie Farr & Gallager]


June 17, 2002




CBL & Associates Properties, Inc.
2030 Hamilton Place Blvd., Suite 500
CBL Center
Chattanooga, Tennessee


Re:  CBL & Associates Properties, Inc.
     ---------------------------------

Ladies and Gentlemen:

We have acted as counsel to CBL & Associates Properties, Inc., a Delaware corporation (the "Company"), and CBL & Associates Limited Partnership, a limited partnership formed under the laws of the State of Delaware (the "Operating Partnership"), in connection with the preparation of (i) the Company's registration statement on Form S-3 (Securities Act File No. 333-47041) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on February 27, 1998, as amended by Amendment No. 1 thereto, filed with the Commission on March 23, 1998 (as amended, the "Registration Statement") and (ii) the Company's Prospectus Supplement, dated June 10, 2002, and accompanying Prospectus, dated March 23, 1998 (collectively, the "Prospectus"), relating to the public offering of an aggregate of 2,000,000 shares (the "Offered Shares") of the Company's Common Stock, par value $.01 per share. Any reference to the Prospectus or the Registration Statement shall be deemed to refer to and include any documents filed by the Company after the date of the Registration Statement under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

In connection with rendering the opinions expressed herein, we have examined copies of the Amended and Restated Certificate of Incorporation, as amended and Amended and Restated Bylaws of the Company, the Certificate of Limited Partnership of the Operating Partnership, as amended, and the Second Amended and Restated Partnership Agreement of the Operating Partnership dated June 30, 1998, as amended, the Certificate of Incorporation and Bylaws of CBL Holdings I, Inc., a Delaware corporation, the Certificate of Incorporation and Bylaws of CBL Holdings II, Inc., a Delaware corporation, the Amended and Restated Certificate of Incorporation of CBL & Associates Management, Inc., a Delaware corporation, the Registration



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Statement, the Prospectus and other corporate and partnership records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers of the Company and public officials.

Based upon and subject to the foregoing, we are of the opinion that the Offered Shares have been duly authorized for issuance by the Company, and that upon issuance and delivery in accordance with the Prospectus Supplement, the Offered Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Prospectus Supplement. We also consent to the reference to Willkie Farr & Gallagher under the caption "Legal Matters" in the Prospectus Supplement. In giving such consent, we do not consider that we are "experts" within the meaning of the term used in the Act, as amended, or the rules and regulations of the Commission promulgated thereunder, with respect to any part of the Prospectus Supplement, including this opinion as an exhibit or otherwise.

We express no opinion as to the laws of any jurisdiction outside the United States or as to the laws other than those of the State of New York or the corporate or partnership laws of the State of Delaware.

This letter and the opinions expressed herein are being furnished solely for your information and may not be relied upon by any other person without our prior written consent.

                                        Very truly yours,

                                        /s/  Willkie Farr & Gallagher

                                        WILLKIE FARR & GALLAGHER